UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

EVI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14757	11-2014231
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 754-4551

EnviroStar, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2018, EnviroStar, Inc. (the “Company”) filed an amendment (the “Amendment”) to its Certificate of Incorporation, as previously amended, reflecting the Company’s previously announced corporate name change from EnviroStar, Inc. to EVI Industries, Inc., effective upon filing of the Amendment. The name change does not impact the ticker symbol of the Company’s common stock, which will continue to trade on the NYSE American under the ticker symbol “EVI.”

In connection with the name change, the Company was required to obtain a new CUSIP number for its common stock. The new CUSIP number for the Company’s common stock is 26929N 102.

Under Delaware law, stockholder approval of the name change was not required. In addition, stockholders of the Company are not required to take any action in connection with the name change, including that stockholders do not need to, and are not being asked to, exchange their current stock certificates as the stock certificates reflecting the Company’s prior corporate name will continue to be valid.

A copy of the Amendment effecting the name change, as filed with the Secretary of State of the State of Delaware on December 21, 2018, is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVI INDUSTRIES, INC.

Date: December 21, 2018
	By:	/s/ Robert H. Lazar
Robert H. Lazar,
Chief Financial Officer